Expanding the range of wireless solutions

FOR IMMEDIATE RELEASE

CONTACTS:	For Financial Press	For Trade Press
	Ned Mavrommatis	Greg Smith
	Chief Financial Officer	Vice President Marketing
	ned@id-systems.com	gsmith@id-systems.com
	General Phone: 201-996-9000	General Fax: 201-996-9144

I.D. Systems Reports Financial Results for Fourth Quarter and
Fiscal Year 2008—Year Over Year Revenues Increase 58%

Hackensack, NJ, March 5, 2009—I.D. Systems, Inc. (Nasdaq: IDSY), a leading provider of wireless asset management solutions, today announced financial results for the quarter and year ended December 31, 2008.

For the three-month period ended December 31, 2008, revenues were $7.9 million, compared to $3.7 million for the three months ended December 31, 2007.  Net loss for the fourth quarter of 2008 was $1,232,000, or ($0.11) per basic and diluted share, compared to net loss of $2.4 million, or ($0.22) per basic and diluted share, for the fourth quarter of 2007.  Non-GAAP net loss for the fourth quarter of 2008 was $550,000, including $682,000 in stock-based compensation, or ($0.05) per basic and diluted share, compared to non-GAAP net loss of $1.6 million, including $853,000 in stock-based compensation, or ($0.14) per basic and diluted share, for the fourth quarter of 2007.

Revenues for the fiscal year ended December 31, 2008 were $27.0 million, compared to $17.1 million for 2007.  Net loss for 2008 was $4.2 million, or ($0.38) per basic and diluted share, compared to net loss of $7.3 million, or ($0.66) per basic and diluted share, for 2007.  Non-GAAP net loss for 2008 was $1.3 million, or ($0.12) per basic and diluted share, compared to non-GAAP net loss of $4.1 million, or ($0.36) per basic and diluted share, for 2007.

Non-GAAP results are calculated by adjusting GAAP net results for the impact of stock-based compensation, which was $2.9 million and $3.3 million for the fiscal years ended December 31, 2008 and 2007, respectively. A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

“Our revenues this year were driven primarily by our investment in our sales and marketing organization, as well as expansion of our product offerings” said Jeffrey Jagid, I.D. Systems’ chairman and chief executive officer.  “We continued to strengthen relationships with core customers, including the U.S. Postal Service, Wal-Mart, Walgreens and Ford, among others.  We also added more than 20 prominent new customers and increased our penetration of key vertical markets, including government, consumer packaged goods, retail, and automotive.  This success reflects expanded activity on many fronts, including direct sales and marketing initiatives in North America, coordinated efforts with channel partners and the establishment of our first customers in continental Europe.”

“Our solutions for controlling, tracking and managing vehicles—such as material handling equipment, airport vehicles and rental cars—continue to offer significant economic benefits for our customers, which is important in this economic climate,” continued Mr. Jagid. “We look forward to building on our accomplishments of 2008 and continuing to focus on broadening our customer base, diversifying our revenue sources, and maximizing shareholder value.”

Gross margin for the three months ended December 31, 2008, was 48.4%, compared to 44.0% for 2007.  For the year ended December 31, 2008, cost of revenues was $13.5 million, resulting in a gross profit margin of 50.2%, up from 47.7% for the year ended December 31, 2007.

For the three months ended December 31, 2008, selling, general and administrative (SG&A) expenses were flat at $4.3 million, including $532,000 in stock-based compensation, compared to $4.3 million, including $662,000 in stock-based compensation, for the same period in 2007.

Expanding the range of wireless solutions

SG&A expenses for fiscal year 2008 were $16.8 million, including $2.4 million in stock-based compensation, compared to $16.0 million, including $2.5 million in stock-based compensation, for 2007.  The increase was attributable primarily to an expansion of staff in sales and customer service and increased insurance costs. As a percentage of revenues, SG&A expenses decreased to 62.0% in 2008 from 93.4% in 2007.

Research and development (R&D) expenditures for the three-month period ended December 31, 2008, were $792,000, including $135,000 in stock-based compensation, compared to $721,000, including $179,000 in stock-based compensation, for the three months ended December 31, 2007.

R&D expenditures for fiscal year 2008 were $2.9 million, including $498,000 in stock-based compensation,  compared to $2.8 million, including $741,000 in stock-based compensation, for 2007.  As a percentage of revenues, R&D expenditures decreased to 10.7% in 2008 from 16.7% in 2007.

Interest income for fiscal year 2008 was $2.2 million, compared to $3.2 million for 2007.  The decrease was due to lower interest rates and a decrease in cash, cash equivalents and marketable securities.  Interest income for the fourth quarter of 2008 was $373,000, compared to $894,000 for the same period a year ago.

As of December 31, 2008, I.D. Systems had $56.0 million in cash, cash equivalents, marketable securities, auction rate securities and an auction rate securities right ($5.14 per share outstanding as of December 31, 2008) and $30.9 million of working capital, compared to $65.0 million ($5.90 per share outstanding as of December 31, 2007) and $31.9 million, respectively, as of December 31, 2007.

In fiscal year 2008, approximately $4.4 million of working capital was used to repurchase issued and outstanding shares of I.D. Systems common stock, pursuant to a share repurchase program authorized by I.D. Systems’ Board of Directors in May, 2007.  The program authorizes the repurchase of shares to an aggregate value of up to $10,000,000, and to date, we have repurchased shares having an aggregate value of $9,970,000.  During 2008, I.D. Systems purchased approximately 592,000 shares in open market transactions under this program, at an average cost of $7.41 per share.

2008 Highlights

•	I.D. Systems increased sales of its products and services to core customers, including:

o
The United States Postal Service (USPS), which, as previously announced, expanded its deployment of I.D. Systems’ Vehicle Management System (VMS) to a cumulative total of more than 110 USPS facilities nationwide, and which continued to fund development of new system functions to broaden the system’s role in postal operations.

o	Wal-Mart Stores, Inc., which, as previously announced, expanded its deployment of I.D. Systems’ VMS to a cumulative total of 50 distribution facilities in the U.S.

o
3M Company, Alcoa, FMC Technologies, Ford Motor Company, Nucor Corporation, Golub Corporation, Target Corporation, and Weyerhaeuser Company, among others, all of which expanded their use of I.D. Systems’ technology or extended support contracts for existing VMS deployments.

•	I.D. Systems deployed its wireless VMS technology for more than 20 new customers, including:

o	Xerox Corporation, a Fortune 200 company and the world’s leading document management enterprise with fiscal 2008 revenues of $17.6 billion.

o	Colgate-Palmolive Company, a Fortune 200 global consumer products company with dozens of internationally recognized brands and fiscal 2008 revenues of $15.3 billion.

o	A U.S. division of Nestlé S.A., the world’s largest food and beverage manufacturer with fiscal 2008 revenues of approximately $104 billion.

o	The U.S. subsidiary of Teva Pharmaceutical Industries Ltd., a top-20 global pharmaceutical company and the world's leading generic pharmaceutical company with fiscal 2008 revenues of $11.1 billion.

o	Three major European companies: two leading automotive manufacturers and a tier-one automotive industry supplier.

Expanding the range of wireless solutions

o	Other leading companies across a wide range of industries, including:

▪	One of the world’s largest distributors of technology products.

▪	One of the world’s leading manufacturers and marketers of paper and building products.

▪	Two of the world’s leading heavy equipment manufacturers.

▪	One of the largest integrated steel companies in the U.S.

▪	One of the largest food distributors in the U.S.

▪	A leading U.S. wholesale club.

▪	A leading global manufacturer of lighting products.

•	To broaden its market reach, I.D. Systems further developed key strategic alliances, including:

o
Strengthening an existing marketing relationship with leading forklift manufacturer NACCO Materials Handling Group, Inc., which distributes and supports I.D. Systems’ products through its Hyster® and Yale® brand industrial truck dealer networks.

o	Expanding relationships with other lift truck original equipment manufacturers and their dealers.

o	Executing a strategic agreement with Zetes Industries, a leading European automatic identification technology systems integrator.

•	I.D. Systems also made progress in the continued development of new markets and applications for its technology, including:

o
The acquisition of PowerKey, the industrial vehicle monitoring division of International Electronics, Inc., and subsequent product line expansion targeted at the entry-level segment of the industrial vehicle management market.

o	Continued development of a wireless VMS with special security capabilities for the U.S. Department of Defense, which was deployed in 2008 at the Sierra Army Depot.

o	Continued development of an automated wireless rental fleet VMS, which was deployed in 2008 on approximately 500 rental vehicles for a major U.S.-based rental car company.

o
Launch of the AvRamp™ system, a VMS branded for airport ground support equipment, which was funded in part by the Transportation Security Administration and approved by the Federal Aviation Administration.

o	The award of a U.S. Patent for a “Robust Wireless Communications System Architecture,” which concerns the “distributed intelligence” of I.D. Systems’ wireless technology.

Investor Conference Call

I.D. Systems will host a conference call for investors and analysts at 4:45 p.m. Eastern Standard Time on March 5, 2009.  Jeffrey Jagid, I.D. Systems’ chairman and CEO, will lead a discussion on the year’s results and highlights.  After opening remarks, there will be a question and answer period.  The conference call will be broadcast live over the Internet via the Investors section of I.D. Systems’ web site at www.id-systems.com.  To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its consolidated financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance.  These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share.  Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance and provide further information for comparative information due to the adoption of the new accounting standard SFAS 123R.  Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook.  In addition, I.D. Systems believes the non-GAAP measures that exclude stock-based compensation enhance the comparability of results against prior periods. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included in this press release.

Expanding the range of wireless solutions

About Vehicle Management Systems

Wireless Vehicle Management Systems for industrial trucks help improve workplace safety and security by restricting vehicle access to trained, authorized operators, providing electronic vehicle safety inspection checklists, and sensing vehicle impacts. The systems also help reduce fleet maintenance costs by automatically uploading vehicle data, reporting vehicle problems electronically, scheduling maintenance according to actual vehicle usage rather than by calendar or manual data entry, and helping determine the optimal economic time to replace equipment.  In addition, wireless VMS technology helps improve productivity by establishing accountability for use of equipment, ensuring equipment is in the proper place at the right time, streamlining work flow, and providing management with unique metrics on—and controls over—fleet utilization.

About I.D. Systems®

Based in Hackensack, New Jersey, with a European business office in Düsseldorf, Germany, I.D. Systems is a leading provider of wireless solutions for managing and securing high-value enterprise assets.  These assets include industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles.  The Company’s patented PowerFleet™ system, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control track, monitor and analyze their assets.  For more information about I.D. Systems, visit www.id-systems.com.

“Safe Harbor” statement:

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as prospects for additional customers and revenues.  Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  These forward-looking statements are subject to risk and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of the Company’s key customers or reduction in the purchase of its products by any such customers, the failure of the market for the Company’s products to continue to develop, the inability to protect the Company’s intellectual property, the inability to manage the Company’s growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2007. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update the information contained in this press release.

-- Tables to Follow --

Expanding the range of wireless solutions

I.D. Systems, Inc.
Statements of Operations
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2008	2007	2008
Revenue:
Products	$2,556,000	$5,988,000	$11,037,000	$20,072,000
Services	1,165,000	1,933,000	6,046,000	6,974,000
	3,721,000	7,921,000	17,083,000	27,046,000
Cost of revenue:
Cost of products	1,577,000	3,160,000	5,859,000	9,996,000
Cost of services	506,000	925,000	3,070,000	3,470,000
	2,083,000	4,085,000	8,929,000	13,466,000

Gross profit	1,638,000	3,836,000	8,154,000	13,580,000

Selling, general and administrative expenses	4,255,000	4,311,000	15,963,000	16,760,000
Research and development expenses	721,000	792,000	2,849,000	2,883,000

Loss from operations	(3,338,000)	(1,267,000)	(10,658,000)	(6,063,000)
Interest income	894,000	373,000	3,238,000	2,226,000
Interest expense	(1,000)	--	(10,000)	--
Other income (loss)	--	(338,000)	89,000	(338,000)

Net loss	$(2,445,000)	$(1,232,000)	$(7,341,000)	$(4,175,000)

Net loss per share – basic and diluted	$(0.22)	$(0.11)	$(0.66)	$(0.38)

Weighted average common shares outstanding – basic and diluted	11,027,000	10,896,000	11,205,000	10,887,000

I.D. Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2008
Net loss attributable to common stockholders	$(2,445,000)	$(1,232,000)	$(7,341,000)	$(4,175,000)
Stock-based compensation	$853,000	$682,000	$3,288,000	$2,898,000
Non-GAAP net loss	$(1,592,000)	$(550,000)	$(4,053,000)	$(1,277,000)
Non-GAAP net loss per share – basic and diluted	$(0.14)	$(0.05)	$(0.36)	$(0.12)

Expanding the range of wireless solutions

I.D. Systems, Inc.
Balance Sheets
(Unaudited)
	As of December 31,
	2007	2008
ASSETS
Current assets:
Cash and cash equivalents	$5,103,000	$12,558,000
Restricted cash	—	230,000
Marketable securities – short term	21,385,000	8,550,000
Accounts receivable, net of allowance for doubtful accounts of $239,000 in 2007 and 2008	2,875,000	8,245,000
Unbilled receivables	580,000	168,000
Inventory, net	4,420,000	3,273,000
Interest receivable	142,000	217,000
Prepaid expenses and other current assets	291,000	261,000

Total current assets	34,796,000	33,502,000

Marketable securities –long term	38,515,000	34,911,000
Goodwill	—	200,000
Other intangible assets	—	178,000
Fixed assets, net	1,398,000	1,050,000
Other assets	87,000	107,000

	$74,796,000	$69,948,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$2,594,000	$2,175,000
Current portion of long term debt	19,000	—
Deferred revenue	291,000	424,000

Total current liabilities	2,904,000	2,599,000

Deferred revenue	167,000	231,000
Deferred rent	55,000	33,000

	3,126,000	2,863,000

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	—	—
Common stock; authorized 50,000,000 shares, $.01 par value; 11,561,000 and 12,082,000 shares issued at December 31, 2007 and 2008, respectively, shares outstanding, 11,015,000 and 10,893,000 at December 31, 2007 and 2008, respectively	115,000	120,000
Additional paid-in capital	97,076,000	101,437,000
Accumulated deficit	(19,492,000)	(23,667,000)
Accumulated other comprehensive income	11,000	46,000
	77,710,000	77,936,000
Treasury stock; 546,000 shares and 1,189,000 shares at cost at December 31, 2007 and 2008, respectively	(6,040,000)	(10,851,000)
Total stockholders’ equity	71,670,000	67,085,000
Total liabilities and stockholders’ equity	$74,796,000	$69,948,000

Expanding the range of wireless solutions

I.D. Systems, Inc.
Statements of Cash Flows
(Unaudited)
	Year Ended December 31,
	2006	2007	2008
Cash flows from operating activities:
Net loss	$(1,616,000)	$(7,341,000)	$(4,175,000)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Inventory reserve	100,000	517,000	126,000
Accrued interest income	(153,000)	20,000	(75,000)
Stock based compensation	2,975,000	3,288,000	2,989,000
Depreciation and amortization	468,000	544,000	540,000
Deferred rent expense	(22,000)	(22,000)	(22,000)
Deferred revenue	109,000	104,000	197,000
Provision for uncollectible accounts	211,000	—	—
Deferred contract costs	20,000	33,000	—
Change in fair value in marketable securities	—	—	338,000
Changes in:
Restricted cash	—	—	(230,000)
Accounts receivable	756,000	2,226,000	(5,370,000)
Unbilled receivables	251,000	462,000	412,000
Inventory	(3,578,000)	1,493,000	1,212,000
Prepaid expenses and other assets	(130,000)	(20,000)	10,000
Investment in sales type leases	467,000	—	—
Accounts payable and accrued expenses	(931,000)	(700,000)	(843,000)
Net cash (used in) provided by operating activities	(1,073,000)	604,000	(4,891,000)

Cash flows from investing activities:
Purchase of fixed assets	(703,000)	(548,000)	(188,000)
Business acquisition	—	—	(573,000)
Purchase of investments	(68,481,000)	(15,691,000)	(28,513,000)
Maturities of investments	13,214,000	16,523,000	44,649,000
Net cash (used in) provided by investing activities	(55,970,000)	284,000	15,375,000

Cash flows from financing activities:
Repayment of term loan	(209,000)	(221,000)	(19,000)
Proceeds from exercise of stock options	786,000	367,000	1,377,000
Net proceeds from public offering	63,961,000	—	—
Collection of officer loan	11,000	8,000	—
Purchase of treasury shares	—	(5,583,000)	(4,387,000)
Net cash provided by (used in) financing activities	64,549,000	(5,429,000)	(3,029,000)

Net increase (decrease) in cash and cash equivalents	7,506,000	(4,541,000)	7,455,000
Cash and cash equivalents - beginning of period	2,138,000	9,644,000	5,103,000
Cash and cash equivalents - end of period	$9,644,000	$5,103,000	$12,558,000
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$29,000	$10,000	$—
Non- Cash Financing Activity: Shares withheld pursuant to stock issuance	$—	$344,000	$424,000

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